Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.0001 per share	(1)	457(a)	488,227	$4.04	$1,972,437.08	0.0001381	$272.39

Total Offering Amounts:						$1,972,437.08		272.39
Total Fee Offsets:
Net Fee Due:								$272.39

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Offering Note(s)

(1)	This Registration Statement covers, in addition to the number of shares of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company” or the “Registrant”), Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), stated above, options and other rights to purchase or acquire the shares of Class A Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (as amended from time to time, the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. The number of shares of Class A Common Stock registered hereunder takes into account the 1-for-150 reverse stock split of the Company’s Class A Common Stock and Class B common stock, par value $0.0001 per share, effective as of July 24, 2026. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Stock Market on August 12, 2026, in accordance with Rule 457(c) of the Securities Act.